Exhibit 99.1

40 IDX Drive
P.O. Box 1070
Burlington, VT 05402-1070
www.idx.com

Contacts:      Margo C. Happer
                    Vice President
                    Investor Relations and
                    Corporate Communications
                    802-859-6169

FOR IMMEDIATE RELEASE

IDX SYSTEMS CORPORATION REPORTS
2004 FOURTH QUARTER and YEAR-END RESULTS

Annual Revenues Surge 30 Percent

BURLINGTON, VT – February 10, 2005 – IDX Systems Corporation (NASDAQ: IDXC) reported results today for the fourth quarter and year ended December 31, 2004.

Revenues for the fourth quarter 2004 were $151.7 million compared with $107.0 million in the fourth quarter of 2003. Revenues for the twelve-month period ended December 31, 2004 were $520.7 million compared with revenues of $399.2 million for the same period in 2003.

Net income from continuing operations for the fourth quarter 2004 was $12.3 million, or $0.38 per fully diluted share, compared with net income from continuing operations of $12.2 million, or $0.40 per fully diluted share, in the same period last year. For the twelve months ended December 31, 2004, IDX reported net income from continuing operations of $31.8 million, or $1.00 per fully diluted share, compared with net income from continuing operations of $31.7 million, or $1.06 per fully diluted share in the same period last year. Results in all periods represented include certain tax benefits.

“2004 was a watershed year for IDX,” said James H. Crook, Jr., Chief Executive Officer of IDX. “We embarked upon a significant government initiative in the United Kingdom, and achieved strong results across our product lines. We substantially improved our financial performance, increasing revenues 30 percent and operating income close to 44 percent. Our balance sheet is exceptionally strong with no debt and cash and securities of $162 million. We look forward to continued growth in 2005 and beyond.”

IDX signed the following noteworthy contracts during the fourth quarter:

•	University of Rochester Medical Center (URMC) is an integrated delivery network (IDN) serving Western New York State. As announced separately today, Strong Memorial Hospital, a 750 bed facility, and Highland Hospital, a 268 bed facility, will implement the Flowcast Hospital Patient Accounting application. Flowcast Enterprise Visit Management will be deployed across the entire IDN to create a common front end across the enterprise. It is expected that the operational and technical simplification achieved by implementing integrated Flowcast solutions across inpatient and clinical care settings will enable a more productive and efficient workforce. URMC also believes this model will result in higher levels of patient satisfaction.

•	Vanderbilt University Medical Center, a 1,000 bed Academic Medical Center, will upgrade to Imagecast RIS, including Imaging Suite and Enterprise Access. Vanderbilt completes 375,000 exams per year in the Nashville, Tennessee region.

•	Lehigh Valley Hospital and Health Network (LVHHN) of Allentown, Pennsylvania, agreed to upgrade to Carecast from LastWord. LVHHN is a 981-bed healthcare organization with three hospital facilities. They will use Carecast’s advanced functionality to expand their use of Computerized Physician Order Entry (CPOE), move forward with interdisciplinary care plans, and continue progress towards a paperless EMR across three community teaching hospitals.

•	North Carolina Baptist Hospital (NCBH), an 830-bed healthcare organization based in Winston-Salem, will upgrade to Carecast Wireless Barcode Medication Charting, in addition to its previously announced upgrade to Carecast. NCBH is a part of Wake Forest Baptist, an academic health system comprised of the hospital and Wake Forest University Health Sciences. Building on its advanced use of computerized physician order entry (CPOE) and online clinical documentation, NCBH will use barcode charting to support its goals for improving patient safety and delivering high-quality care.

2005 Guidance

IDX projects 2005 revenues of $610 – 630 million and earnings per share guidance of $1.25 – $1.31. Guidance excludes any impact related to the expensing of stock options under the Financial Accounting Standards Board’s Statement 123R, which is effective for quarters beginning July 1, 2005.

Sarbanes-Oxley Update

In connection with the company’s 2004 year-end financial statements audit, the company is testing its internal controls over financial reporting, as required by the Sarbanes-Oxley (SOX) rules that went into effect in November 2004.

Based on SOX testing to date, IDX is currently evaluating whether certain control deficiencies may indicate a “material weakness” (as defined by the Public Company Accounting Oversight Board’s Auditing Standard No. 2) in the company’s internal financial controls relating to revenue items and anticipates that its auditors may issue an adverse opinion on the company’s internal controls. The reported year-end financial results that IDX is releasing today reflect correction of all errors identified to date, although the audit cannot be considered complete until the filing of the company’s annual report on Form 10-K, expected in March.

A conference call with investors will be held on February 10, 2005 at 11:00 am EST to discuss these results. An audio Webcast of the call is available at our Internet site: www.idx.com, Investor Relations, Multimedia.

About IDX

Founded in 1969, IDX Systems Corporation provides information technology solutions to maximize value in the delivery of healthcare, improve the quality of patient service, enhance medical outcomes, and reduce the costs of care. IDX supports these objectives with a broad range of complementary and functionally rich products installed at 3,300 customer sites. Customers include 138,000 physicians who utilize practice management systems to improve patient care and other workflow processes. IDX software solutions are installed at:

   •    380 integrated delivery networks (IDNs) representing more than 500 hospitals
   •    175 large group practices with more than 200 physicians
   •    665 mid-size group practices with less than 200 physicians

IDX also provides its enterprise clinical software as a subcontractor to BT and Fujitsu Services, Local Service Providers for the United Kingdom National Health Service’s National Programme for Information Technology, an initiative to establish electronic patient records for 50 million patients.

The IDX web strategy includes browser technology, e-commerce and web-based tools — built using Internet architecture — that facilitates access for patients, physicians and care providers to vital health information and data managed by the IDX clinical, administrative, financial, and managed care products. IDX has approximately 2,100 full-time employees.

IDX, Flowcast, Groupcast, Carecast, and Imagecast, are registered trademarks or trademarks of IDX Investment Corporation. All other product names are registered trademarks or trademarks of their respective companies.

This press release contains forward-looking statements about IDX Systems Corporation that involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are uncertainties or difficulties in developing and delivering products and services, difficulties in implementing systems, possible deferral, delay or cancellation by customers of computer system or service purchase decisions, possible delay of system installations and service implementations, including implementations related to the UK National Health Service’s National Programme for Information Technology, development by competitors of new or superior technologies, changing economic, political and regulatory influences on the healthcare industry, possible disruptions in the national economy caused by terrorist activities and other conflicts, changes in product pricing policies, governmental regulation of IDX’s software and operations, changing accounting standards, the possibility of product-related liabilities, and factors detailed from time to time in IDX’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. IDX undertakes no obligation to update forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

-tables follow-

IDX SYSTEMS CORPORATION

Consolidated Balance Sheets

(in thousands)

	December 31, 2004	December 31, 2003
	(unaudited)	(unaudited)
ASSETS

Cash and cash equivalents	$67,346	$25,536
Marketable securities	94,283	79,068
Accounts receivable, net	122,481	94,670
Deferred contract costs	25,247	3,961
Refundable income taxes	7,514	8,564
Prepaid and other current assets	8,199	7,485
Deferred tax asset	—	5,899

Total current assets	325,070	225,183

Property and equipment, net	94,291	86,216
Deferred contract costs, less current portion	41,257	—
Capitalized software costs, net	5,596	3,806
Goodwill, net	7,163	2,508
Other intangible assets	2,514	—
Other assets	10,063	10,357
Deferred tax asset	10,961	11,404

Total assets	$496,915	$339,474

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable, accrued expenses and other liabilities	$84,388	$54,843
Deferred revenue	62,469	23,977
Deferred tax liability	6,579	—

Total current liabilities	153,436	78,820

Deferred revenue	11,174	—

Total liabilities	164,610	78,820

Stockholders’ equity	332,305	260,654

Total liabilities and stockholders’ equity	$496,915	$339,474

IDX SYSTEMS CORPORATION

Consolidated Statements of Operations

(in thousands, except for per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues
Systems sales	$39,980	$37,706	$152,537	$140,579
Maintenance and service fees	111,673	69,324	368,132	258,602

Total revenues	151,653	107,030	520,669	399,181

Operating expenses
Cost of systems sales	12,185	12,840	56,926	54,817
Cost of maintenance and services	77,516	48,527	245,124	173,207
Selling, general and administrative	29,350	22,536	112,181	85,382
Software development costs	17,155	13,874	61,843	55,423
Restructuring charge	—	—	387	—
Lease abandonment charge	479	—	479	—

Total operating expenses	136,685	97,777	476,940	368,829

Operating income	14,968	9,253	43,729	30,352

Other income
Other income	1,995	547	3,278	885
Gain on investment	500	—	1,757	—

Total other income	2,495	547	5,035	885

Income before income taxes	17,463	9,800	48,764	31,237

Income tax (provision) benefit	(5,133)	2,428	(17,002)	438

Income from continuing operations	12,330	12,228	31,762	31,675

Discontinued operations
(Loss) gain on sale of discontinued operations, net of income and income taxes	—	(443)	—	26,383

Net income	$12,330	$11,785	$31,762	$58,058

Basic earnings per share
Income from continuing operations	$0.40	$0.41	$1.05	$1.08
(Loss) income from discontinued operations	$—	$(0.01)	$—	$0.90

Basic earnings per share	$0.40	$0.40	$1.05	$1.98

Basic weighted average shares outstanding	30,626	29,568	30,271	29,345

Diluted earnings per share
Income from continuing operations	$0.38	$0.40	$1.00	$1.06
(Loss) income from discontinued operations	$—	$(0.01)	$—	$0.88

Diluted earnings per share	$0.38	$0.39	$1.00	$1.94

Diluted weighted average shares outstanding	32,035	30,914	31,681	30,003

Earnings per share numbers may not foot due to rounding.
The above financial statement includes the following special items:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Restructuring charge	$—	$—	$387	$—
Lease abandonment charge	479	—	479	—
Tax effect of included special items	(182)	—	(329)	—
Tax adjustments	—	(5,321)	—	(9,761)

Total net effect of included special items	$297	$(5,321)	$537	$(9,761)

IDX SYSTEMS CORPORATION

Consolidated Statements of Operations

(in thousands, except for per share data)

*Excluding one-time charges

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues
Systems sales	$39,980	$37,706	$152,537	$140,579
Maintenance and service fees	111,673	69,324	368,132	258,602

Total revenues	151,653	107,030	520,669	399,181

Operating expenses
Cost of systems sales	12,185	12,840	56,926	54,817
Cost of maintenance and services	77,516	48,527	245,124	173,207
Selling, general and administrative	29,350	22,536	112,181	85,382
Software development costs	17,155	13,874	61,843	55,423

Total operating expenses	136,206	97,777	476,074	368,829

Operating income	15,447	9,253	44,595	30,352

Other income	1,995	547	3,278	885
Gain on investment	500	—	1,757	—

Total other income	2,495	547	5,035	885

Income before income taxes	17,942	9,800	49,630	31,237

Income tax provision	(5,315)	(2,892)	(17,331)	(9,322)

Income from continuing operations	12,627	6,908	32,299	21,915

Discontinued operations
(Loss) gain on sale of discontinued operations, net of income and income taxes	—	(443)	—	26,383

Net income	$12,627	$6,465	$32,299	$48,298

Basic earnings per share
Income from continuing operations	$0.41	$0.23	$1.07	$0.75
(Loss) income from discontinued operations	$—	$(0.01)	$—	$0.90

Basic earnings per share	$0.41	$0.22	$1.07	$1.65

Basic weighted average shares outstanding	30,626	29,568	30,271	29,345

Diluted earnings per share
Income from continuing operations	$0.39	$0.22	$1.02	$0.73
(Loss) income from discontinued operations	$—	$(0.01)	$—	$0.88

Diluted earnings per share	$0.39	$0.21	$1.02	$1.61

Diluted weighted average shares outstanding	32,035	30,914	31,681	30,003

Earnings per share numbers may not foot due to rounding.
The above financial statement excludes the following special items:
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Restructuring charge	$—	$—	$387	$—
Lease abandonment charge	479	—	479	—
Tax effect of excluded special items	(182)	—	(329)	—
Tax adjustments	—	(5,321)	—	(9,761)

Total net effect of excluded special items	$297	$(5,321)	$537	$(9,761)

IDX SYSTEMS CORPORATION

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended December 31,
	2004	2003
OPERATING ACTIVITIES

Net income from continuing operations	12,330	11,785
Less: Loss from discontinued operations, net of income taxes	—	269
Gain on disposal of discontinued operations, net of income	—	(712)

Net income from continuing operations	12,330	12,228

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	4,473	3,230
Amortization	1,024	292
Gain on sale of investment	(500)	—
Deferred taxes	2,594	(10,122)
(Decrease)/increase in allowance for doubtful accounts	(796)	294
Tax benefit related to exercise of non-qualified stock options	2,654	1,221
Foreign currency transaction gain	(778)	—
Restructuring costs	479	—
Other	—	129
Changes in operating assets and liabilities:
Accounts receivable	(1,532)	(3,597)
Deferred contract costs	(25,435)	—
Prepaid expenses and other assets	3,605	(716)
Accounts payable and accrued expenses	23,557	9,176
Federal and state income taxes	(3,266)	134
Deferred revenue	3,329	(1,893)

Net cash provided by operating activities	21,738	10,376

INVESTING ACTIVITIES

Purchase of property and equipment, net	(8,597)	(7,227)
Business acquisitions, net of cash	(7,193)	—
Proceeds from sale of equity investment	500	—
Other assets	(1,162)	(1,813)

Net cash used in investing activities	(16,452)	(9,040)

FINANCING ACTIVITIES

Proceeds from sale of common stock	7,943	2,815
Other	(128)	—

Net cash provided by financing activities	7,815	2,815

Effect of exchange rate fluctuations on cash and cash equivalents	674	—
Fair value of marketable securities *	(5,304)	—

Increase in cash, cash equivalents and marketable securities	8,471	4,151
Net cash used in discontinued operation	—	(1,748)
Cash, cash equivalents and marketable securities at beginning of period	153,158	102,201

Cash, cash equivalents and marketable securities at end of period	$161,629	$104,604

*	The decrease in fair value of marketable securities relates to the change in accounting method from the equity method to the fair value method of accounting for available for sale securities in accordance with SFAS No. 115, Accounting for Certain Investments in Debt and Equity Securities.